The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports Third-Quarter 2021 Results
Cincinnati, October 27, 2021 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•Third-quarter 2021 net income of $153 million, or 94 cents per share, compared with $484 million, or $2.99 per share, in the third quarter of 2020, after recognizing an $82 million third-quarter 2021 after-tax reduction in the fair value of equity securities still held.
•$146 million or 232% increase in non-GAAP operating income* to $209 million, or $1.28 per share, compared with $63 million, or 39 cents per share, in the third quarter of last year.
•$331 million decrease in third-quarter 2021 net income, primarily due to the after-tax net effect of a $477 million decrease in net investment gains partially offset by a $136 million increase in after-tax property casualty underwriting income.
•$73.49 book value per share at September 30, 2021, up $6.45 since year-end.
•12.4% value creation ratio for the first nine months of 2021, compared with 3.0% for the same period of 2020.
Financial Highlights

(Dollars in millions, except per share data)	Three months ended September 30,			Nine months ended September 30,
	2021	2020	% Change	2021	2020	% Change
Revenue Data
Earned premiums	$1,669	$1,522	10	$4,806	$4,460	8
Investment income, net of expenses	179	167	7	528	498	6
Total revenues	1,785	2,227	(20)	6,307	4,842	30
Income Statement Data
Net income	$153	$484	(68)	$1,476	$167	nm
Investment gains and losses, after-tax	(56)	421	nm	753	(104)	nm
Non-GAAP operating income*	$209	$63	232	$723	$271	167
Per Share Data (diluted)
Net income	$0.94	$2.99	(69)	$9.07	$1.03	nm
Investment gains and losses, after-tax	(0.34)	2.60	nm	4.63	(0.64)	nm
Non-GAAP operating income*	$1.28	$0.39	228	$4.44	$1.67	166

Book value				$73.49	$60.57	21
Cash dividend declared	$0.63	$0.60	5	$1.89	$1.80	5
Diluted weighted average shares outstanding	162.9	162.0	1	162.8	162.5	0

*    The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures section defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.
    Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.
                                             CINF 3Q21 Release 1

Insurance Operations Highlights
•92.6% third-quarter 2021 property casualty combined ratio, improved from 103.6% for the third quarter of 2020.
•10% growth in third-quarter net written premiums, reflecting price increases and premium growth initiatives.
•$230 million third-quarter 2021 property casualty new business written premiums, up 22%. Agencies appointed since the beginning of 2020 contributed $21 million or 9% of total new business written premiums.
•$11 million third-quarter 2021 life insurance subsidiary net income, down $7 million from the third quarter of 2020, and 8% growth in third-quarter 2021 term life insurance earned premiums.
Investment and Balance Sheet Highlights
•7% or $12 million increase in third-quarter 2021 pretax investment income, including an 11% increase for stock portfolio dividends and a 7% increase for bond interest income.
•Three-month increase of 1% in fair value of total investments at September 30, 2021, including a 1% increase for the bond portfolio and a decrease of less than 1% for the stock portfolio.
•$4.297 billion parent company cash and marketable securities at September 30, 2021, up 14% from year-end 2020.

Rebuilding Communities After Catastrophes
Steven J. Johnston, chairman, president and CEO, commented: “After a fairly quiet start to the year from a weather-related catastrophe standpoint, August and September brought hail, wind and flooding to many parts of the country. We were ready to respond, quickly sending teams of our own field claims associates to the most impacted areas. Through their consistent and coordinated approach, we were able to quickly review claims to determine the appropriate payment based on the policy contract.

“This quarter is a nice example of the impact our growth, profitability and diversification initiatives are having on our insurance business. While catastrophe losses for the quarter outpaced our 5-year average of 9.8% for the third quarter by 4.4 points, our combined ratio came in at a satisfactory 92.6%.

“That improvement reflects our continued efforts in pricing segmentation across our organization and the strong collaboration we enjoy between our associates in sales, underwriting and analytics.

“On a nine-month basis we achieved strong non-GAAP operating income results, increasing that measure to $723 million. Our insurance operations continued to lead the way. With three-quarters of the year behind us, our combined ratio is 89.8%.

“We again built on our record of 32 years of overall favorable reserve development. While maintaining our consistent approach to setting reserves, we were able to recognize a 7.2 percentage-point benefit to our nine-month combined ratio, compared with 2.1 points for the 2020 period.”

Growing as Planned
“New business premiums written by agencies rose 12% to a record $685 million in the first nine months of 2021. Our field marketing associates, who underwrite our new business, are armed with analytics that complement their experience, earned through an average of 21 years in the industry, giving them confidence when competing for our agencies’ best accounts.

“A strengthening economy contributed to net written premium growth for the third quarter and first nine months of 2021, compared with the same periods a year ago. Total property casualty net written premium growth maintained its return to pre-pandemic levels, increasing 11% for the first nine months.”

Value for Shareholders
“At September 30, our book value per share was $73.49 up 10% from the year-end. We held a total of $5.791 billion of unrealized gains in our equity portfolio, even after recognizing a small decline in the portfolio’s fair value during the third quarter.

“A strong balance sheet gives us the flexibility to pursue business growth and pay shareholder dividends as a consistent, long-term strategy. Our value creation ratio at 12.4% for the first nine months of 2021 reflects the success of that strategy.”

                                             CINF 3Q21 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2021	2020	% Change	2021	2020	% Change
Earned premiums	$1,596	$1,450	10	$4,585	$4,242	8
Fee revenues	3	2	50	8	7	14
Total revenues	1,599	1,452	10	4,593	4,249	8

Loss and loss expenses	988	1,071	(8)	2,741	3,008	(9)
Underwriting expenses	490	432	13	1,377	1,309	5
Underwriting profit (loss)	$121	$(51)	nm	$475	$(68)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	61.9%	73.8%	(11.9)	59.8%	70.9%	(11.1)
Underwriting expenses	30.7	29.8	0.9	30.0	30.9	(0.9)
Combined ratio	92.6%	103.6%	(11.0)	89.8%	101.8%	(12.0)

			% Change			% Change
Agency renewal written premiums	$1,244	$1,153	8	$3,853	$3,595	7
Agency new business written premiums	230	189	22	685	614	12
Other written premiums	64	51	25	407	261	56
Net written premiums	$1,538	$1,393	10	$4,945	$4,470	11

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	54.7%	55.7%	(1.0)	56.3%	57.9%	(1.6)
Current accident year catastrophe losses	13.6	18.9	(5.3)	10.7	15.1	(4.4)
Prior accident years before catastrophe losses	(7.0)	(0.2)	(6.8)	(6.1)	(1.7)	(4.4)
Prior accident years catastrophe losses	0.6	(0.6)	1.2	(1.1)	(0.4)	(0.7)
Loss and loss expense ratio	61.9%	73.8%	(11.9)	59.8%	70.9%	(11.1)

Current accident year combined ratio before catastrophe losses	85.4%	85.5%	(0.1)	86.3%	88.8%	(2.5)

•$145 million or 10% growth of third-quarter 2021 property casualty net written premiums, and nine-month growth of 11%, largely reflecting premium growth initiatives and price increases. Cincinnati Re® contributed 3 percentage points to property casualty growth for the first nine months of 2021.
•$41 million or 22% increase in third-quarter 2021 new business premiums written by agencies and nine-month increase of 12%. The third-quarter growth included a $15 million increase in standard market property casualty production from agencies appointed since the beginning of 2020.
•171 new agency appointments in the first nine months of 2021, including 49 that market only our personal lines products.
•11.0 percentage-point third-quarter 2021 combined ratio improvement and a 12.0 percentage-point improvement for the nine-month period. The lower combined ratios included decreases for losses from catastrophes of 4.1 points for the third quarter and 5.1 points for the first nine months of 2021.
•6.4 percentage-point third-quarter 2021 benefit from favorable prior accident year reserve development of $102 million, compared with 0.8 points or $11 million for third-quarter 2020.
•7.2 percentage-point nine-month 2021 benefit from favorable prior accident year reserve development, compared with 2.1 points for the first nine months of 2020.
•1.6 percentage-point improvement, to 56.3%, for the nine-month 2021 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 0.2 points in the ratio for current accident year losses of $1 million or more per claim.
•0.9 percentage-point increase in the third-quarter 2021 underwriting expense ratio, compared with the same period of 2020, primarily due to higher levels of profit-sharing commissions for agencies.
                                             CINF 3Q21 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2021	2020	% Change	2021	2020	% Change
Earned premiums	$930	$865	8	$2,727	$2,598	5
Fee revenues	1	1	0	3	3	0
Total revenues	931	866	8	2,730	2,601	5

Loss and loss expenses	451	620	(27)	1,434	1,824	(21)
Underwriting expenses	298	266	12	839	809	4
Underwriting profit (loss)	$182	$(20)	nm	$457	$(32)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	48.5%	71.6%	(23.1)	52.6%	70.2%	(17.6)
Underwriting expenses	32.1	30.8	1.3	30.8	31.1	(0.3)
Combined ratio	80.6%	102.4%	(21.8)	83.4%	101.3%	(17.9)

			% Change			% Change
Agency renewal written premiums	$775	$727	7	$2,525	$2,363	7
Agency new business written premiums	145	114	27	436	402	8
Other written premiums	(25)	(27)	7	(70)	(71)	1
Net written premiums	$895	$814	10	$2,891	$2,694	7

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	56.1%	57.8%	(1.7)	57.9%	59.2%	(1.3)
Current accident year catastrophe losses	3.9	14.7	(10.8)	4.8	13.2	(8.4)
Prior accident years before catastrophe losses	(10.9)	(1.0)	(9.9)	(8.9)	(1.9)	(7.0)
Prior accident years catastrophe losses	(0.6)	0.1	(0.7)	(1.2)	(0.3)	(0.9)
Loss and loss expense ratio	48.5%	71.6%	(23.1)	52.6%	70.2%	(17.6)

Current accident year combined ratio before catastrophe losses	88.2%	88.6%	(0.4)	88.7%	90.3%	(1.6)

•$81 million or 10% growth in third-quarter 2021 commercial lines net written premiums, largely due to higher agency renewal written premiums. Seven percent growth in nine-month net written premiums.
•$48 million or 7% increase in third-quarter renewal written premiums, with commercial lines average renewal pricing increases near the low end of the mid-single-digit percent range.
•$31 million or 27% increase in third-quarter 2021 new business written by agencies, and a nine-month increase of 8%, as we continue to carefully underwrite each policy in a highly competitive market.
•21.8 percentage-point third-quarter 2021 combined ratio improvement and a 17.9 percentage-point improvement for the nine-month period. The lower combined ratios included decreases for losses from catastrophes of 11.5 points for the third quarter and 9.3 points for the first nine months of 2021.
•11.5 percentage-point third-quarter 2021 benefit from favorable prior accident year reserve development of $107 million, compared with 0.9 points or $8 million for third-quarter 2020.
•10.1 percentage-point nine-month 2021 benefit from favorable prior accident year reserve development, compared with 2.2 points for the first nine months of 2020.
                                             CINF 3Q21 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2021	2020	% Change	2021	2020	% Change
Earned premiums	$388	$367	6	$1,146	$1,090	5
Fee revenues	1	1	0	3	3	0
Total revenues	389	368	6	1,149	1,093	5

Loss and loss expenses	281	265	6	795	782	2
Underwriting expenses	118	105	12	338	335	1
Underwriting profit (loss)	$(10)	$(2)	(400)	$16	$(24)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	72.4%	71.9%	0.5	69.3%	71.7%	(2.4)
Underwriting expenses	30.3	28.8	1.5	29.5	30.8	(1.3)
Combined ratio	102.7%	100.7%	2.0	98.8%	102.5%	(3.7)

			% Change			% Change
Agency renewal written premiums	$393	$366	7	$1,092	$1,047	4
Agency new business written premiums	53	51	4	152	129	18
Other written premiums	(11)	(10)	(10)	(32)	(27)	(19)
Net written premiums	$435	$407	7	$1,212	$1,149	5

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	53.1%	48.5%	4.6	55.2%	54.0%	1.2
Current accident year catastrophe losses	20.1	23.3	(3.2)	17.2	20.2	(3.0)
Prior accident years before catastrophe losses	(0.7)	0.9	(1.6)	(2.7)	(1.8)	(0.9)
Prior accident years catastrophe losses	(0.1)	(0.8)	0.7	(0.4)	(0.7)	0.3
Loss and loss expense ratio	72.4%	71.9%	0.5	69.3%	71.7%	(2.4)

Current accident year combined ratio before catastrophe losses	83.4%	77.3%	6.1	84.7%	84.8%	(0.1)

•$28 million or 7% growth in third-quarter 2021 personal lines net written premiums, including higher renewal written premiums that benefited from rate increases. Third-quarter 2021 net written premiums from our agencies’ high net worth clients grew 28%, to $180 million. Five percent growth in nine-month personal lines net written premiums.
•$2 million or 4% increase in third-quarter 2021 new business premiums written by agencies and nine-month increase of 18%, largely reflecting expanded use of enhanced pricing precision tools.
•2.0 percentage-point third-quarter 2021 combined ratio increase and a 3.7 percentage-point improvement for the nine-month period. The combined ratios included decreases for losses from catastrophes of 2.5 points for the third quarter and 2.7 points for the first nine months of 2021.
•0.8 percentage-point third-quarter 2021 benefit from favorable prior accident year reserve development of $3 million, compared with 0.1 points or less than $1 million of unfavorable development for third-quarter 2020.
•3.1 percentage-point nine-month 2021 benefit from favorable prior accident year reserve development, compared with 2.5 points for the first nine months of 2020.

                                             CINF 3Q21 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2021	2020	% Change	2021	2020	% Change
Earned premiums	$105	$82	28	$289	$238	21
Fee revenues	1	—	nm	2	1	100
Total revenues	106	82	29	291	239	22

Loss and loss expenses	70	48	46	187	150	25
Underwriting expenses	29	23	26	79	70	13
Underwriting profit	$7	$11	(36)	$25	$19	32

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	66.2%	58.2%	8.0	64.6%	63.0%	1.6
Underwriting expenses	27.9	28.5	(0.6)	27.3	29.5	(2.2)
Combined ratio	94.1%	86.7%	7.4	91.9%	92.5%	(0.6)

			% Change			% Change
Agency renewal written premiums	$76	$60	27	$236	$185	28
Agency new business written premiums	32	24	33	97	83	17
Other written premiums	(4)	(4)	0	(15)	(12)	(25)
Net written premiums	$104	$80	30	$318	$256	24

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	62.6%	58.5%	4.1	61.9%	57.8%	4.1
Current accident year catastrophe losses	0.4	1.0	(0.6)	0.7	1.7	(1.0)
Prior accident years before catastrophe losses	3.3	(1.5)	4.8	2.1	3.4	(1.3)
Prior accident years catastrophe losses	(0.1)	0.2	(0.3)	(0.1)	0.1	(0.2)
Loss and loss expense ratio	66.2%	58.2%	8.0	64.6%	63.0%	1.6

Current accident year combined ratio before catastrophe losses	90.5%	87.0%	3.5	89.2%	87.3%	1.9

•$24 million or 30% growth in third-quarter 2021 excess and surplus lines net written premiums, including higher renewal written premiums that benefited from price increases averaging in the high-single-digit percent range. Twenty-four percent growth in nine-month net written premiums.
•$8 million or 33% increase in third-quarter new business written by agencies and nine-month increase of 17%, as we continue to carefully underwrite each policy in a highly competitive market.
•7.4 percentage-point third-quarter 2021 combined ratio increase and a 0.6 percentage-point improvement for the nine-month period, including more prudent reserving as claims on average are remaining open longer than previously expected.
•$3 million of third-quarter 2021 unfavorable prior accident year reserve development, compared with $1 million of favorable development for third-quarter 2020, as claims on average are remaining open longer than previously expected.
•$6 million of unfavorable prior accident year reserve development for the first nine months of 2021, compared with $8 million for the first nine months of 2020.

                                             CINF 3Q21 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2021	2020	% Change	2021	2020	% Change
Term life insurance	$53	$49	8	$156	$147	6
Universal life insurance	7	10	(30)	28	34	(18)
Other life insurance, annuity, and disability income products	13	13	0	37	37	0
Earned premiums	73	72	1	221	218	1
Investment income, net of expenses	42	40	5	125	118	6
Investment gains and losses, net	4	2	100	8	(29)	nm
Fee revenues	1	—	nm	3	1	200
Total revenues	120	114	5	357	308	16
Contract holders’ benefits incurred	84	72	17	249	224	11
Underwriting expenses incurred	21	20	5	63	63	0
Total benefits and expenses	105	92	14	312	287	9
Net income before income tax	15	22	(32)	45	21	114
Income tax provision	4	4	0	10	4	150
Net income of the life insurance subsidiary	$11	$18	(39)	$35	$17	106

•$1 million increase in third-quarter 2021 earned premiums, including an 8% increase for term life insurance, our largest life insurance product line.
•$18 million increase in nine-month 2021 life insurance subsidiary net income, largely reflecting investment losses resulting from impairments of fixed-maturity securities during the first quarter of 2020, partially offset by less favorable mortality experience in the first nine months of 2021 due in part to higher pandemic-related death claims.
•$2 million or less than 1% nine-month 2021 decrease, to $1.415 billion, in GAAP shareholders’ equity for the life insurance subsidiary, primarily from a decrease in unrealized investment gains that was largely offset by net income.

                                             CINF 3Q21 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2021	2020	% Change	2021	2020	% Change
Investment income, net of expenses	$179	$167	7	$528	$498	6
Investment interest credited to contract holders	(26)	(26)	0	(79)	(77)	(3)
Investment gains and losses, net	(70)	533	nm	954	(132)	nm
Investments profit	$83	$674	(88)	$1,403	$289	385

Investment income:
Interest	$121	$113	7	$356	$339	5
Dividends	61	55	11	179	161	11
Other	1	2	(50)	4	7	(43)
Less investment expenses	4	3	33	11	9	22
Investment income, pretax	179	167	7	528	498	6
Less income taxes	28	26	8	82	77	6
Total investment income, after-tax	$151	$141	7	$446	$421	6

Investment returns:
Average invested assets plus cash and cash equivalents	$23,263	$19,875		$22,420	$20,126
Average yield pretax	3.08%	3.36%		3.14%	3.30%
Average yield after-tax	2.60	2.84		2.65	2.79
Effective tax rate	15.6	15.5		15.5	15.5
Fixed-maturity returns:
Average amortized cost	$11,931	$11,206		$11,673	$11,191
Average yield pretax	4.06%	4.03%		4.07%	4.04%
Average yield after-tax	3.37	3.36		3.38	3.37
Effective tax rate	16.9	16.6		16.8	16.6

•$12 million or 7% rise in third-quarter 2021 pretax investment income, including an 11% increase in equity portfolio dividends and a 7% increase in interest income from fixed-maturity securities.
•$158 million third-quarter 2021 pretax total investment losses, summarized in the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Investment gains and losses on equity securities sold, net	$(1)	$55	$6	$75
Unrealized gains and losses on equity securities still held, net	(104)	475	869	(130)
Investment gains and losses on fixed-maturity securities, net	8	3	20	(72)
Other	27	—	59	(5)
Subtotal - investment gains and losses reported in net income	(70)	533	954	(132)
Change in unrealized investment gains and losses - fixed maturities	(88)	112	(152)	294
Total	$(158)	$645	$802	$162

                                             CINF 3Q21 Release 8

Balance Sheet Highlights

(Dollars in millions, except share data)	At September 30,	At December 31,
	2021	2020
Total investments	$23,213	$21,542
Total assets	29,907	27,542
Short-term debt	59	54
Long-term debt	789	788
Shareholders’ equity	11,841	10,789
Book value per share	73.49	67.04
Debt-to-total-capital ratio	6.7%	7.2%

•$24.298 billion in consolidated cash and total investments at September 30, 2021, an increase of 8% from $22.442 billion at year-end 2020.
•$12.908 billion bond portfolio at September 30, 2021, with an average rating of A3/A. Fair value increased $119 million during the third quarter of 2021, including $229 million in net purchases of fixed-maturity securities.
•$9.887 billion equity portfolio was 42.6% of total investments, including $5.791 billion in appreciated value before taxes at September 30, 2021. Third-quarter 2021 decrease in fair value of $10 million.
•$0.08 third-quarter 2021 decrease in book value per share, including additions of $1.30 from net income before investment gains and $0.15 for other items that were offset by $0.90 from investment portfolio net investment losses or changes in unrealized gains for fixed-maturity securities and $0.63 from dividends declared to shareholders.
•Value creation ratio of 12.4% for the first nine months of 2021, including 6.7% from net income before investment gains, which includes underwriting and investment income, and 5.4% from investment portfolio net investment gains and changes in unrealized gains for fixed-maturity securities.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.
About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

                                             CINF 3Q21 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2020 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 34.
Factors that could cause or contribute to such differences include, but are not limited to:
•Effects of the COVID-19 pandemic that could affect results for reasons such as:
◦Securities market disruption or volatility and related effects such as decreased economic activity that affect the company’s investment portfolio and book value
◦An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
◦An unusually high level of insurance losses, including risk of legislation or court decisions extending business interruption insurance in commercial property coverage forms to cover claims for pure economic loss related to the COVID-19 pandemic
◦Decreased premium revenue and cash flow from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
◦Inability of our workforce, agencies or vendors to perform necessary business functions
•Ongoing developments concerning business interruption insurance claims and litigation related to the COVID-19 pandemic that affect our estimates of losses and loss adjustment expenses or our ability to reasonably estimate such losses, such as:
◦The continuing duration of the pandemic and governmental actions to limit the spread of the virus that may produce additional economic losses
◦The number of policyholders that will ultimately submit claims or file lawsuits
◦The lack of submitted proofs of loss for allegedly covered claims
◦Judicial rulings in similar litigation involving other companies in the insurance industry
◦Differences in state laws and developing case law
◦Litigation trends, including varying legal theories advanced by policyholders
◦Whether and to what degree any class of policyholders may be certified
◦The inherent unpredictability of litigation
•Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes
•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance, due to inflationary trends or other causes
•Inadequate estimates, assumptions or reliance on third-party data used for critical accounting estimates
•Declines in overall stock market values negatively affecting the company’s equity portfolio and book value
•Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets
•Domestic and global events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
◦Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)
◦Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
◦Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities
•Our inability to integrate Cincinnati Global and its subsidiaries into our ongoing operations, or disruptions to our ongoing operations due to such integration
•Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our or our agents’ ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability under federal and state laws
•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
                                             CINF 3Q21 Release 10

•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•Increased competition that could result in a significant reduction in the company’s premium volume
•Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages
•Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•Inability of our subsidiaries to pay dividends consistent with current or past levels
•Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:
◦Downgrades of the company’s financial strength ratings
◦Concerns that doing business with the company is too difficult
◦Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
◦Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
◦Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
◦Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
◦Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
◦Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
◦Increase our provision for federal income taxes due to changes in tax law
◦Increase our other expenses
◦Limit our ability to set fair, adequate and reasonable rates
◦Place us at a disadvantage in the marketplace
◦Restrict our ability to execute our business model, including the way we compensate agents
•Adverse outcomes from litigation or administrative proceedings
•Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location or work effectively in a remote environment
Further, the company’s insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

                                             CINF 3Q21 Release 11

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)			September 30,	December 31,
			2021	2020
Assets
Investments			$23,213	$21,542
Cash and cash equivalents			1,085	900
Premiums receivable			2,106	1,879
Reinsurance recoverable			548	517
Deferred policy acquisition costs			915	805
Other assets			2,040	1,899
Total assets			$29,907	$27,542

Liabilities
Insurance reserves			$10,291	$9,661
Unearned premiums			3,342	2,960
Deferred income tax			1,453	1,299
Long-term debt and lease obligations			845	845
Other liabilities			2,135	1,988
Total liabilities			18,066	16,753

Shareholders’ Equity
Common stock and paid-in capital			1,741	1,725
Retained earnings			11,257	10,085
Accumulated other comprehensive income			663	769
Treasury stock			(1,820)	(1,790)
Total shareholders' equity			11,841	10,789
Total liabilities and shareholders' equity			$29,907	$27,542

(Dollars in millions, except per share data)	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenues
Earned premiums	$1,669	$1,522	$4,806	$4,460
Investment income, net of expenses	179	167	528	498
Investment gains and losses, net	(70)	533	954	(132)
Other revenues	7	5	19	16
Total revenues	1,785	2,227	6,307	4,842

Benefits and Expenses
Insurance losses and contract holders' benefits	1,072	1,143	2,990	3,232
Underwriting, acquisition and insurance expenses	511	452	1,440	1,372
Interest expense	13	13	39	40
Other operating expenses	5	5	14	15
Total benefits and expenses	1,601	1,613	4,483	4,659

Income Before Income Taxes	184	614	1,824	183

Provision for Income Taxes	31	130	348	16

Net Income	$153	$484	$1,476	$167

Per Common Share:
Net income—basic	$0.95	$3.01	$9.16	$1.03
Net income—diluted	0.94	2.99	9.07	1.03

                                             CINF 3Q21 Release 12

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

                                             CINF 3Q21 Release 13

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions, except per share data)	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net income	$153	$484	$1,476	$167
Less:
Investment gains and losses, net	(70)	533	954	(132)
Income tax on investment gains and losses	14	(112)	(201)	28
Investment gains and losses, after-tax	(56)	421	753	(104)
Non-GAAP operating income	$209	$63	$723	$271

Diluted per share data:
Net income	$0.94	$2.99	$9.07	$1.03
Less:
Investment gains and losses, net	(0.43)	3.29	5.86	(0.81)
Income tax on investment gains and losses	0.09	(0.69)	(1.23)	0.17
Investment gains and losses, after-tax	(0.34)	2.60	4.63	(0.64)
Non-GAAP operating income	$1.28	$0.39	$4.44	$1.67

Life Insurance Reconciliation

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net income of the life insurance subsidiary	$11	$18	$35	$17
Investment gains and losses, net	4	2	8	(29)
Income tax on investment gains and losses	1	1	2	(6)
Non-GAAP operating income	8	17	29	40

Investment income, net of expenses	(42)	(40)	(125)	(118)
Investment income credited to contract holders	26	26	79	77
Income tax excluding tax on investment gains and losses, net	3	3	8	10
Life insurance segment profit (loss)	$(5)	$6	$(9)	$9

                                             CINF 3Q21 Release 14

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended September 30, 2021
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,538	$895	$435	$104	$104
Unearned premiums change	58	35	(47)	1	69
Earned premiums	$1,596	$930	$388	$105	$173

Underwriting profit (loss)	$121	$182	$(10)	$7	$(58)

(Dollars in millions)	Nine months ended September 30, 2021
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$4,945	$2,891	$1,212	$318	$524
Unearned premiums change	(360)	(164)	(66)	(29)	(101)
Earned premiums	$4,585	$2,727	$1,146	$289	$423

Underwriting profit (loss)	$475	$457	$16	$25	$(23)

(Dollars in millions)	Three months ended September 30, 2020
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,393	$814	$407	$80	$92
Unearned premiums change	57	51	(40)	2	44
Earned premiums	$1,450	$865	$367	$82	$136

Underwriting profit (loss)	$(51)	$(20)	$(2)	$11	$(40)

(Dollars in millions)	Nine months ended September 30, 2020
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$4,470	$2,694	$1,149	$256	$371
Unearned premiums change	(228)	(96)	(59)	(18)	(55)
Earned premiums	$4,242	$2,598	$1,090	$238	$316

Underwriting profit (loss)	$(68)	$(32)	$(24)	$19	$(31)

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. *Included in Other are the results of Cincinnati Re and Cincinnati Global.

                                             CINF 3Q21 Release 15

Cincinnati Financial Corporation
Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Value creation ratio:
End of period book value*	$73.49	$60.57	$73.49	$60.57
Less beginning of period book value	73.57	57.56	67.04	60.55
Change in book value	(0.08)	3.01	6.45	0.02
Dividend declared to shareholders	0.63	0.60	1.89	1.80
Total value creation	$0.55	$3.61	$8.34	$1.82

Value creation ratio from change in book value**	(0.1)%	5.2%	9.6%	0.0%
Value creation ratio from dividends declared to shareholders***	0.8	1.1	2.8	3.0
Value creation ratio	0.7%	6.3%	12.4%	3.0%

* Book value per share is calculated by dividing end of period total shareholders' equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

                                             CINF 3Q21 Release 16